UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 17, 2012

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On August 20, 2012, Premier Financial Bancorp, Inc. (“Premier”) issued a press release announcing the completion of its plans to merge its $59 million Farmers Deposit Bank franchise and its $107 million Ohio River Bank franchise into its $217 million Citizens Deposit Bank and Trust, Inc. (“Citizens Deposit Bank”).  Premier filed applications with state and federal banking regulatory authorities in February 2012 to merge two of its wholly owned banks with and into Citizens Deposit Bank, a Kentucky chartered bank.  In the second quarter of 2012, Premier received the required approvals from all federal and state banking regulatory authorities to go ahead with its plans and effective as of the close of business on Friday, August 17, 2012, the three banks have been merged together.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated August 20, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: August 20, 2012                                             Brien M. Chase,  Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 20, 2012 captioned “Premier Financial Bancorp, Inc. Announces Completion of Citizens Deposit Bank Merger.”